UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

302 N. Independence, Suite 1500 Enid, Oklahoma		73701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (580) 233-8955

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Indenture and Notes

On March 5, 2012, Continental Resources, Inc. (the “Company”) and Banner Pipeline Company, L.L.C. (the “Initial Guarantor”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of several initial purchasers (collectively, the “Initial Purchasers”), relating to the issuance and sale of $800,000,000 in aggregate principal amount of the Company’s 5.0% senior unsecured notes due 2022 (the “Notes”). The Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold by the Initial Purchasers in reliance on Rule 144A and Regulation S of the Securities Act.

The Notes were issued pursuant to an indenture, dated March 8, 2012 (the “Indenture”), among the Company, the Initial Guarantor and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes will be the general unsecured senior obligations of the Company. The Notes will rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior in right of payment to any of the Company’s future subordinated indebtedness. The Notes will effectively be junior in right of payment to all of the Company’s existing and future secured indebtedness and other obligations, including future borrowings outstanding under the Company’s revolving credit facility, to the extent of the value of the assets securing such indebtedness and other obligations. The Notes will be fully and unconditionally guaranteed on a senior basis by the Initial Guarantor, which is one of the Company’s two subsidiaries and by certain future subsidiaries, if any, of the Company. The Notes will be structurally subordinated to all obligations of each of our existing and future subsidiaries, if any, that do not guarantee the Notes.

Interest and Maturity

The Notes will mature on September 15, 2022, and interest is payable on the Notes on March 15 and September 15, of each year commencing September 15, 2012.

Optional Redemption

The Company has the option to redeem all or a portion of the Notes at any time on or after March 15, 2017 at the redemption prices specified in the Indenture plus accrued and unpaid interest. The Company may also redeem the Notes, in whole or in part, at a “make-whole” redemption price specified in the Indenture, plus accrued and unpaid interest, at any time prior to March 15, 2017. In addition, the Company may redeem up to 35% of the Notes prior to March 15, 2015 under certain circumstances with the net cash proceeds from certain equity offerings at the redemption price specified in the Indenture plus accrued and unpaid interest. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Certain Covenants

The Indenture restricts the Company’s ability and the ability of its restricted subsidiary and future restricted subsidiaries, if any, to: (i) incur, assume or guarantee additional indebtedness or issue redeemable stock; (ii) pay dividends on stock, repurchase stock or redeem subordinated debt; (iii) make certain investments; (iv) enter into certain transactions with affiliates; (v) create liens on their assets; (vi) sell or otherwise dispose of certain assets, including capital stock of subsidiaries; (vii) restrict dividends, loans or other asset transfers from the Company’s restricted subsidiary and future restricted subsidiaries, if any; (viii) enter into new lines of business; and (ix) consolidate with or merge with or into, or sell all or substantially all of their properties to, another person. These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due at maturity, upon acceleration or redemption, of the principal on the Notes; (iii) failure by the Company to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Company to comply for 60 days after notice with any of the other agreements in the Indenture; (v) there occurs with respect to any indebtedness of the Company or any guarantor of the Notes having an outstanding principal amount of $25.0 million or more (a) an event of default which results in such indebtedness being due and payable prior to its maturity or (b) failure to make a principal, premium or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period, the result of which gives the holder of such indebtedness the right to accelerate such indebtedness; (vi) failure by the Company, any guarantor of the Notes or other significant subsidiary to pay final judgments aggregating in excess of $25.0 million, if such judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of the Company’s significant subsidiaries; and (viii) any Note guaranty ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a guarantor of the Notes denies or disaffirms its obligations under its Note guaranty. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the Notes to be due and payable immediately.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference. The description of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Initial Guarantor entered into a registration rights agreement (the “Registration Rights Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of the Initial Purchasers, dated March 8, 2012. Pursuant to the Registration Rights Agreement, the Company and the Initial Guarantor have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes. In addition, the Company and the Initial Guarantor have agreed to exchange the guarantee related to the Notes for a registered guarantee having substantially the same terms as the original guarantee. The Company and the Initial Guarantor will use commercially reasonable efforts to cause the exchange to be completed within 400 days after the issuance of the Notes. The Company and the Initial Guarantor are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Relationships

The Initial Purchasers and certain of their affiliates have provided and may in the future provide financial advisory, investment banking, commodity trading and commercial banking services in the ordinary course of business to the Company and the Initial Guarantor, for which they receive customary fees and expense reimbursement. Affiliates of certain of the Initial Purchasers are lenders under the Company’s revolving credit facility. The Company intends to use a portion of the net proceeds from the offering of the Notes to repay a portion of the amounts outstanding under its revolving credit facility.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of March 8, 2012 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and Wilmington Trust, National Association, as trustee.

4.2	Registration Rights Agreement dated as of March 8, 2012 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of the several initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

Date: March 8, 2012	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of March 8, 2012 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and Wilmington Trust, National Association, as trustee.

4.2	Registration Rights Agreement dated as of March 8, 2012 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of the several initial purchasers.